Exhibit 10.7

FIRST AMENDMENT TO THE

CAMERON INTERNATIONAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”);

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers to include certain employees hired in connection with the Company’s acquisition of certain assets of Prime Measurement Products, L.L.C. as Profit Sharing Members of the Plan, in accordance with the collective bargaining agreement covering such employees; and

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers to reflect the final regulations under Section 415 of the Internal Revenue Code of 1986, as amended (the “Code”);

NOW, THEREFORE, the Plan shall be amended as follows and such amendments shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of such amendments:

I. Effective as of March 21, 2007:

1. The following new Section 1.1(9A) shall be added to the Plan:

 “(9A)           The term “COI Union Employee” shall mean an Employee who is a member of the Local Lodge 1980 and District Lodge 725, International Association of Machinists and Aerospace Workers.”

2. Section 1.1(51) of the Plan shall be deleted and the following shall be substituted therefor:

 “(51)           The term “Profit Sharing Member” shall mean, except as provided in Section 2.1(b) with respect to certain Part Time and Temporary Employees, each Eligible Employee who is a Brookshire Union Employee whose Employment Commencement Date occurs on or after January 1, 2005 and each Eligible Employee who is a COI Union Employee.  Notwithstanding anything to the contrary herein, from and after January 1, 2008, no Eligible Employee who is not a Brookshire Union Employee or a COI Union Employee shall be or shall be eligible to become a Profit Sharing Member.  Further, no Eligible Employee shall be both a Profit Sharing Member and a Retirement Contributions Member at any time.”

3. The last sentence of Section 1.1(55) shall be deleted and the following shall be substituted therefor:

 “Notwithstanding anything to the contrary herein, no Brookshire Union Employee or COI Union Employee shall be or be eligible to become a Retirement Contributions Member unless his employment status changes and he becomes employed by an Employer as an Eligible Employee other than in a capacity as a Brookshire Union Employee or a COI Union Employee.”

4. The parenthetical phrase “(other than Profit Sharing Members who are Brookshire Union Employees)” shall be deleted from Section 2.1(a) of the Plan and the phrase “(other than Profit Sharing Members who are Brookshire Union Employees or COI Union Employees)” shall be substituted therefor.

5. The phrase “(y) except for a Brookshire Union Employee, a Profit Sharing Member on or after January 1, 2008” shall be deleted from the end of subparagraphs (ii), (iii) and (iv) of Section 2.1(e) of the Plan and the following phrase shall be substituted therefor:

 “(y) except for a Brookshire Union Employee or a COI Union Employee, a Profit Sharing Member on or after January 1, 2008”

6. Section 2.3 of the Plan shall be deleted and the following shall be substituted therefor:

“2.3           Election Form.

Each Member shall file with his Employer a written election in accordance with procedures established by the Company with respect to his participation in the Plan.  For each Member who is eligible to make Basic Contributions and, if applicable, catch-up contributions pursuant to Section 3.1 and 3.6 of the Plan, respectively, such written election shall contain his authorization for his Employer to reduce his Compensation in order to make Basic Contributions and, if applicable, catch-up contributions on his behalf pursuant to such provisions. A Member’s written election pursuant to this Section 2.3 shall also contain his election as to the investment of all amounts allocated to his Separate Accounts pursuant to the provisions of Section 5.2.  A Member who is eligible to make Basic Contributions and, if applicable, catch-up contributions must file such written election with his Employer at least 20 days prior to the first day of the payroll period as of which he is eligible to make Basic Contributions (or at least 20 days prior to the first day of any subsequent payroll period for which he is eligible to make Basic Contributions), unless a shorter period of time is acceptable to the Company.  Notwithstanding the foregoing, any Member who is a Profit Sharing Member or a Retirement Contributions Member need not elect to make any Basic Contributions under the Plan or be eligible to make such contributions in order to be eligible to receive Profit Sharing Contributions or Retirement Contributions, as applicable, and the election of any such Member who has not elected to make Basic Contributions under the Plan, or is not eligible to make such contributions, shall relate solely to the investment of his Profit Sharing Contributions or Retirement Contributions, as applicable, pursuant to Section 5.2.”

7. The following shall be added at the end of Section 3.1 of the Plan:

“Further, notwithstanding the foregoing provisions of this Section 3.1, no Member who is a COI Union Employee shall be eligible to have Basic Contributions made on his behalf under the Plan.”

8. The first sentence of Section 4.10 of the Plan shall be deleted and the following shall be substituted therefor:

 “Effective as of any payroll period, any Member who is eligible to make Basic Contributions under the Plan may suspend his Basic Contributions or change the percentage of his Compensation which is contributed as Basic Contributions in accordance with the procedures and within the time period prescribed by the Plan Administrator.”

9. Section 7.5(d) shall be added to the Plan as follows:

“(d)           Vesting Service With Prime Measurement Affiliates.  For the period preceding March 21, 2007, each Eligible Employee who was employed by Prime Measurement Products, L.L.C. prior to such date shall be credited with years of Vesting Service for purposes of the Plan equal to the Periods of Service he would have been credited under the Plan as if Prime Measurement Products, L.L.C. and its affiliates and predecessors were Employers under the Plan during such period and as if the Plan counted Vesting Service based on Periods of Service (rather than Hours of Service) during such entire period.”

II. Effective as of January 1, 2008:

1. Section 2.2 of the Plan shall be amended by deleting the fourth proviso of the first sentence thereof (which reads “; and provided further, however, that each such Member who is a Retirement Contributions Member who is not an Eligible Employee on the last day of a Plan Year shall not receive a Retirement Contribution for such Plan Year”).

2.  Article XVI of the Plan shall be deleted and the following shall be substituted therefor:

“ARTICLE XVI

SECTION 415 LIMITATIONS

16.1           Application.

The provisions set forth in this Article XVI are intended solely to comply with the requirements of Section 415 of the Code, as amended, and shall be interpreted, applied, and if and to the extent necessary, deemed modified without further formal language so as to satisfy solely the minimum requirements of said Section.  For such purposes, the limitations of Section 415 of the Code and the Treasury regulations promulgated thereunder, as amended from time to time, are hereby incorporated by reference and made part hereof as though fully set forth herein, but shall be applied only to particular Plan benefits in accordance with the provisions of this Article XVI, to the extent such provisions are not consistent with Section 415 of the Code and such Treasury regulations.  If there is any discrepancy between the provisions in this Article XVI and the provisions of Section 415 of the Code and such Treasury regulations, such discrepancy shall be resolved in such a way as to give full effect to the provisions of Section 415 of the Code and such Treasury regulations.  This Article shall also include reference to the applicable provisions of any successor regulation promulgated under Section 415 of the Code.

16.2           Section 415 Definitions.

For purposes of this Article XVI, the following terms and phrases shall have these respective meanings:

(a)           “Annual Additions” of a Member for any Limitation Year shall mean all amounts that are annual additions (as defined under Treasury Regulation § 1.415(c)-1(b)), including, without limitation, the Basic Contributions, Matching Contributions, Company Retirement Contributions, Retirement Contributions and forfeitures, if any, allocated to such Member’s Separate Accounts for such year.

(b)           “415 Compensation” of a Member for any Limitation Year shall mean the total of all amounts of compensation (within the meaning of Treasury Regulation § 1.415(c)-2(d)(4)), paid by the Employer to or for the benefit of a Member in such Limitation Year, including all compensation for services rendered or labor performed for the Employer which are required to be reported on the Member’s federal income tax withholding statement or statements (Form W-2 or its subsequent equivalent), plus amounts that would be so reported but for an election under Section(s) 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k) or 457(b) of the Code.  The 415 Compensation of a Member for any Limitation Year shall include payments of regular compensation for services during the Member’s regular working hours, compensation for services outside the Member’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that are paid to the Member following his Severance Date but which would have been paid to the Member prior to such date if he had continued in employment with the Employer, provided that such payments are paid by the later of two and one-half  months following the Member’s Severance Date or the end of the Limitation Year that includes the Severance Date.  The 415 Compensation of any Member taken into account for purposes of the Plan shall be limited to $200,000 for any Plan Year with such limitation to be adjusted automatically to reflect any amendments to Section 401(a)(17) of the Code and any cost-of-living increases authorized by Section 401(a)(17) of the Code and prorated for a Plan Year of less than twelve months and to the extent otherwise required by applicable law.

(c) “Limitation Year” shall mean the calendar year.

(d)           “Maximum Annual Additions” of a Member for any Limitation Year shall mean the lesser of (a) $40,000 (with such amount to be adjusted automatically to reflect any cost-of-living adjustment authorized by Section 415(d) of the Code and Treasury Regulation § 1.415(d)-1(b)) or (b) 100% of such Member’s 415 Compensation during such Limitation Year, as determined in accordance with the requirements of Treasury Regulation § 1.415(c)-2.

16.3           Limitations.

Contrary Plan provisions notwithstanding, in no event shall the Annual Additions credited to a Member’s Separate Accounts for any Limitation Year exceed the Maximum Annual Additions for such Member for such year.

16.4           Multiple Plans.

For purposes of determining whether the Annual Additions under this Plan exceed the limitations herein provided, all defined contribution plans of the Employer are to be treated as one defined contribution plan.  In addition, all defined contribution plans of Controlled Entities shall be aggregated for this purpose.  For purposes of this Article XVI only, a “Controlled Entity” shall be determined in accordance with Treasury Regulation § 1.415(a)-1(f)(1).  If the Annual Additions credited to a Member’s Separate Accounts for any Limitation Year under this Plan plus the additions credited on his behalf under other defined contribution plans required to be aggregated pursuant to this Section would exceed the Maximum Annual Additions for such Member for such Limitation Year, the Annual Additions this Plan and under such other plans shall be reduced on a pro rata basis and allocated, reallocated, or returned in accordance with the provisions of applicable law.

16.5           Contribution Adjustments.

If the limitations set forth in this Article XVI with respect to Annual Additions credited to a Member’s Separate Accounts under this Plan would not otherwise be met for any Limitation Year, the Basic Contributions elections of affected Members may be reduced by the Employer on a temporary and prospective basis in such manner as the Employer shall determine; provided, however, that no such reduction shall be effected in a way that adversely affects the catch-up contribution rights of such Members.”

III. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this _28st___ day of __August_____________, 2008, effective for all purposes as provided above.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ Joseph H. Mongrain
Name:	Joseph H. Mongrain
Title:	Vice President, Human Resources

SECOND AMENDMENT TO THE

CAMERON INTERNATIONAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers;

NOW, THEREFORE, the Plan shall be amended as follows, effective as of August 28, 2008:

1. The fifth and sixth sentences of Section 3.10 of the Plan shall be deleted and the following shall be substituted therefor:

“At the end of December of each Plan Year following the date of transfer of assets from the Retirement Plan into the Reversion Suspense Account and for so long as assets remain credited to the Reversion Suspense Account, the Company shall determine the minimum amount required to be allocated from the Reversion Suspense Account for such Plan Year in order to satisfy the seven-plan-year ratable allocation rule described in Section 4980(d)(2)(C) of the Code and if the transfers previously made during such Plan Year from the Reversion Suspense Account to Members’ Retirement Contribution Accounts was not, in the aggregate, at least equal to such minimum amount, the shortfall amount will be allocated as of the December 31 of such Plan Year to Members’ Retirement Contribution Accounts on a Compensation ratio basis pursuant to which each Member’s Retirement Contribution Account will be allocated a portion of the shortfall amount determined by multiplying the shortfall amount by a fraction, the numerator of which is that Member’s Compensation for such Plan Year and the denominator of which is the sum of all Members’ Compensation for such Plan Year.”

2. As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this __2nd____ day of __December________________, 2008.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ Joseph H. Mongrain
Name:	Joseph H. Mongrain
Title:	Vice President, Human Resources

THIRD AMENDMENT TO THE

CAMERON INTERNATIONAL CORPORATION

RETIREMENT SAVINGS PLAN

(As Amended and Restated Effective January 1, 2008)

WHEREAS, Cameron International Corporation (the “Company”) and other Employers have heretofore adopted the Cameron International Corporation Retirement Savings Plan (As Amended and Restated Effective January 1, 2008) (the “Plan”); and

WHEREAS, the Company desires to amend the Plan on behalf of itself and all Employers to reflect recent changes made to the law by the Pension Protection Act of 2006;

NOW, THEREFORE, the Plan shall be amended as follows:

I.           Effective as of January 1, 2007:

1. The last sentence of Section 1.1(23) of the Plan shall be deleted and the following shall be substituted therefor:

“Notwithstanding the foregoing or any other provision of the Plan, (A) any amount that is distributed from the Plan on account of hardship pursuant to Section 8.1 shall not be an Eligible Rollover Distribution and no election may be made to have any portion of such a distribution paid directly to an Eligible Retirement Plan and (B) a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includable in gross income; provided, however, that such portion may be transferred only to an individual retirement account or annuity described in section 408(a) or (b) of the Code or to a qualified plan described in section 401(a) of the Code, an annuity plan described in section 403(a) of the Code or an annuity contract described in section 403(b) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includable in gross income and the portion of such distribution which is not so includable.”

2.           The last sentence of Section 4.2 of the Plan shall be deleted and the following shall be substituted therefor:

“Notwithstanding the foregoing or any other provision of the Plan, distributions pursuant to this Section 4.2 shall be (i) adjusted for income or loss allocated thereto up to the date of distribution (or such earlier date as permitted by applicable law) in the manner determined by the Company in accordance with any method permissible under applicable Treasury regulations and (ii) made proportionately from the Separate Accounts to which Basic Contributions were made for the applicable Plan Year.”

3.           The following provision shall be added after the first sentence of the first paragraph of Section 10.2(b) of the Plan:

“No less than thirty days (unless such thirty-day period is waived by an affirmative election in accordance with applicable Treasury regulations) and no more than 180 days before the date a Member’s Plan interest is to be distributable to him, the Company shall inform the Member of his right to defer the distribution of his benefit and shall describe the Member’s Eligible Rollover Distribution election rights pursuant to Section 10.9.  Such information shall also describe for the Member the consequences of failing to defer the distribution of his Plan interest.”

4.           Section 10.2(b)(4)(iii) of the Plan shall be amended by replacing each reference to “ninety days” therein with a reference to “180 days.”

5.           Section 15.10 of the Plan shall be amended by deleting the phrase “section 414(u) of the Code” and replacing it with the phrase “section 414(u) and 401(a)(37) of the Code”.

6.           The last sentence of Section 17.3(c) of the Plan shall be deleted and the following shall be substituted therefor:

“Further, the top heavy requirements of Section 416 of the Code and this Article XVII of the Plan shall not apply in any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirement of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met.  The Plan will only be deemed to consist solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met for a Plan Year if the only contributions which are made to the Plan satisfy the requirements of such sections, as applicable, and the Plan does not by operation as a result of allocation of forfeitures, imposition of contribution allocation service requirements or other operational features ceases to be a plan consisting solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) or 401(k)(13) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) or 401(m)(12) of the Code are met for a Plan Year.”

7.           References in the Addendum to the Plan for Employees Of Cooper Cameron Valves Division Plant At Little Rock, Arkansas to a “90-day period” shall be deleted and the phrase “180-day period” shall be substituted therefor.

II.           Effective as of January 1, 2008, Section 1.1(22) of the Plan shall be amended by adding the following new sentence at the end thereof:

“Notwithstanding the foregoing, for purposes of Section 10.9, an “Eligible Retirement Plan” shall also mean a Roth IRA as provided in section 408A(e) of the Code; provided, however, that a rollover to a Roth IRA (other than a qualified rollover contribution from a Roth IRA or a designated Roth account) will be limited to Members whose adjusted gross income is equal to or less than $100,000 and who are not married individuals filing a separate return in Plan Years beginning January 1, 2008 and January 1, 2009.”

III.           Effective as of January 1, 2010, Section 1.1(23) of the Plan shall be amended by adding the following two new sentences at the end of such Section:

“Further, notwithstanding the foregoing or any other provision of the Plan, with respect to a Beneficiary who is a designated beneficiary (as defined in section 401(a)(9)(E) of the Code) other than a Member’s surviving spouse, an Eligible Rollover Distribution includes any distribution of all or any portion of the Separate Accounts of a deceased Member in a direct trustee-to-trustee transfer to (i) an individual retirement account described in section 408(a) of the Code or (ii) an individual retirement annuity described in section 408(b) of the Code, in each case that is (x) established for the purpose of receiving the distribution of such Beneficiary and (y) treated as an inherited individual retirement account or individual retirement annuity within the meaning of section 408(d)(3)(C) of the Code.  Further, section 401(a)(9)(B) of the Code (other than clause (iv) thereof) shall apply to an individual retirement account or individual retirement annuity described in the preceding sentence.”

IV.           As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the parties have caused these presents to be executed this _21st_____ day of ___December____________, 2009.

CAMERON INTERNATIONAL CORPORATION
By:	/s/ Joseph H. Mongrain
Name:	Joseph H. Mongrain
Title:	Vice President, Human Resources